As filed with the Securities and Exchange Commission on May 23, 2008
Registration No. 333-129961

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SHIRE LIMITED
(Exact Name of Registrant as specified in its charter)

Jersey, Channel Islands		None
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
5 Riverwalk Citywest Business Campus Dublin 24 Republic of Ireland
(Address including zip code of Principal Executive Offices)

SHIRE PLC PORTFOLIO SHARE PLAN
(Full title of the plan)

Scott Applebaum Senior Vice President and U.S. Associate General Counsel Shire Limited 725 Chesterbrook Blvd. Wayne, Pennsylvania 19087 (484) 595-8800

(Name, address and telephone number, including area code, of agent for service)

Copies to:
John J. McCarthy, Jr., Esq.		Kyoko Takahashi Lin, Esq.
Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 212-450-4000		Davis Polk & Wardwell 450 Lexington Avenue New York, New York 10017 212-450-4000

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
See below(1)	N/A	N/A	N/A	N/A

(1) The registration fees were paid at the time of the original filing of the Registration Statement. Because no additional or new securities are being registered, no further registration fee is required.

EXPLANATORY NOTE

On May 23, 2008, Shire plc (the “Predecessor Registrant”) completed a reorganization (the “Reorganization”) of its corporate structure by putting in place Shire Limited (the “Registrant”) as the new holding company for Shire plc by means of a scheme of arrangement under Sections 895 to 899 of the United Kingdom Companies Act 2006.  Pursuant to the scheme of arrangement, ordinary shares, each having a nominal value of £0.05, of the Registrant were substituted for ordinary shares, each having a nominal value of £0.05, of the Predecessor Registrant.  Subsequent to the Reorganization and in connection therewith, the Registrant will undertake a capital reduction, which is expected to be effective by the end of June 2008.  Upon the reduction of capital becoming effective, $3,700 million or, if less, all amounts standing to the credit of Shire Limited’s premium share account will be re-characterized as a distributable reserve.

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-129961, filed with the Securities and Exchange Commission (the “Commission”) on November 25, 2005 by the Predecessor Registrant (as amended, the “Registration Statement”), relating to the Shire plc Portfolio Share Plan (the “Plan”), is being filed by the Registrant pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), as the successor issuer to the Predecessor Registrant following the Reorganization.

In accordance with Rule 414(d) under the Securities Act, the Registrant, as successor to the Predecessor Registrant, hereby expressly adopts the Registration Statement as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

*
Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.  The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b).  Such documents are not being filed with the Commission as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated herein by reference in this Post-Effective Amendment No. 1 to the Registration Statement:

(1) The Predecessor Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007.

(2) All reports filed by us or by the Predecessor Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2007.

(3) The description of the Registrant’s Ordinary Shares contained in the Registrant’s Current Report on Form 8-K filed on May 23, 2008, including any amendment or report filed for the purpose of updating such description.

All other documents filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Except as hereinafter set forth, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of the Registrant is insured or indemnified in any manner against any liability which he may incur in his capacity as such.

Pursuant to Article 155 of the Articles of Association of the Registrant, the Company may indemnify any director of the Company out of the assets of the Registrant for any liability for which the Company may lawfully indemnify that director.

The Company’s Articles of Association provide in relevant part:

Article 155.  Indemnity of Directors

Subject to the provisions of the Companies Laws, the Company may indemnify any director of the Company or of any subsidiary against any liability and may purchase and maintain for any director of the Company or of any subsidiary insurance against any liability.  No director of the Company or of any subsidiary shall be accountable to the Company or to the members for any benefit provided pursuant to this article and the receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

The relevant provision of the Companies (Jersey) Law 1991 is Article 77, which provides:

“(1) Subject to paragraphs (2) and (3), any provision, whether contained in the articles of, or in a contract with, a company or otherwise, whereby the company or any of its subsidiaries or any other person, for some benefit conferred or detriment suffered directly or indirectly by the company, agrees to exempt any person from, or indemnify any person against, any liability which by law would otherwise attach to the person by reason of the fact that the person is or was an officer of the company shall be void.

(2) Paragraph (1) does not apply to a provision for exempting a person from or indemnifying the person against –

(a) any liabilities incurred in defending any proceedings (whether civil or criminal) –

(i) in which judgment is given in the person’s favour or the person is acquitted,

(ii) which are discontinued otherwise than for some benefit conferred by the person or on the person’s behalf or some detriment suffered by the person, or

(iii) which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the person was substantially successful on the merits in the person’s resistance to the proceedings;

(b) any liability incurred otherwise than to the company if the person acted in good faith with a view to the best interests of the company;

(c) any liability incurred in connection with an application made under Article 212 in which relief is granted to the person by the court; or

(d) any liability against which the company normally maintains insurance for persons other than directors.

(3) Nothing in this Article shall deprive a person of any exemption or indemnity to which the person was lawfully entitled in respect of anything done or omitted by the person before the coming into force of this Article.

(4) This Article does not prevent a company from purchasing and maintaining for any such officer insurance against any such liability.”

Shire Limited maintains an insurance policy for its directors and officers in respect of liabilities arising out of any act, error or omission while acting in their capacities as directors or officers of Shire Limited or its affiliated companies.

Shire Limited has entered into separate deeds of indemnity with each of its current directors to indemnify the director as specified in the applicable deed of indemnity, which may provide for indemnification up to the full extent permitted by the Companies (Jersey) Law, and will enter into a separate deed of indemnity with any new director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.  EXHIBITS

4.1	Articles of Association of Shire Limited*

5.1	Opinion of Mourant du Feu & Jenue

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Mourant du Feu & Jeune (included in Exhibit 5.1)

24.1	Powers of attorney (included on the signature pages hereof)

99.1	Shire plc Portfolio Share Plan, as amended to July 2007

*	Incorporated by reference to Exhibit 3.01 to Shire Limited’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2008.

ITEM 9. UNDERTAKINGS

(a)                 The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)                 To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)                 To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)                 To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                 Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant, pursuant to the requirements of the Securities Act certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wayne, state of Pennsylvania as of the 23rd day of May, 2008.

SHIRE LIMITED

By:	/s/ Matthew Emmens
	Name:	Matthew Emmens
	Title:	Chief Executive Officer

POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below, constitutes and appoints Matthew Emmens and Angus Russell and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Shire Limited to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the filing with the Commission of this Registration Statement under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated as of May 23, 2008.

Signature	Title

Chairman and Non-Executive Director
Dr. James Cavanaugh

/s/ Matthew Emmens	Chief Executive Officer (principal executive officer)
Matthew Emmens

/s/ Angus Russell	Chief Financial Officer (principal financial officer and principal accounting officer)
Angus Russell

Signature	Title

/s/ David Kappler	Senior Non-Executive Director
David Kappler

/s/ Dr. Barry Price	Non-Executive Director
Dr. Barry Price

/s/ Robin Buchanan	Non-Executive Director
Robin Buchanan

Non-Executive Director
Patrick Langlois

/s/ Kate Nealon	Non-Executive Director
Kate Nealon

Non-Executive Director
Dr. Jeffrey M. Leiden

Non-Executive Director
David Mott

Non-Executive Director
Dr. Michael Rosenblatt

/s/ Scott Applebaum	Authorized Representative in the United States
Scott Applebaum

EXHIBIT INDEX

4.1	Articles of Association of Shire Limited*

5.1	Opinion of Mourant du Feu & Jeune

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

23.2	Consent of Mourant du Feu & Jeune (included in Exhibit 5.1)

24.1	Powers of attorney (included on the signature pages hereof)

99.1	Shire plc Portfolio Share Plan, as amended to July 2007

*	Incorporated by reference to Exhibit 3.01 to Shire Limited’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2008.